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                                                                    EXHIBIT 23.2

                             [KVAERNER LETTERHEAD]





March 22, 2001



Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO 80401

Gentlemen:

We hereby consent to the incorporation by reference with the Registration Statement of Canyon Resources Corporation (the Company) on Form S-8 (File No. 33-37306) of the Mine Plan and Feasibility Study, dated September 1993, prepared by Davy International pertaining to the Company's McDonald Property as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

Very truly yours,



/s/ R. Randall Nye
R. Randall Nye